EXHIBIT 4.2


                              CONSULTING AGREEMENT


                   THIS AGREEMENT is made as of August 6, 1996

                                 By and Between

       NORTH AMERICAN RESORTS, INC., a Colorado Corporation [the Company]

                                       And

            MAX P. CAWAL, an independent individual [the Consultant]


RECITALS

         A. The Company represents several Companies that desire to promote their business plans to the investment community and to build the value of the Company for the benefit of its respective Shareholders.

         B. The Consultant is involved in a variety of businesses, with particular emphasis in investment banking, mergers and acquisitions, private placement transactions and financial public relations and promotions for public Companies; and

         C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to investment banking, mergers and acquisitions, private placement transactions and financial public relations and promotions; and

         D. The Company further recognizes that it is in the best interest of the Company's clients to engage the services of the Consultant; and

         E. The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

         1. RECITALS. the Recitals to this Agreement are hereby incorporated into this agreement as though fully restated herein.

         2. ENGAGEMENT. The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

         3. TERM. The term of this Agreement shall begin on the date hereof and shall continue for a period of twelve months from the date hereof.

         4. DUTIES. During the term of this Agreement, the Consultant will provide consulting services to the Company as requested. These services will be performed on the best efforts basis and will include, without limitation, assistance in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues, all with the objective of accomplishing the business and financial goals of the Company's clients. In each instance, Consultant shall endeavor to assist, subject to market conditions, in identifying Corporate candidates and sources of private and institutional funds, providing planning, structuring, strategic and other advisory services ; and assisting in negotiations on behalf of the Company and its clients. In each case, the Consultant will exercise his best efforts to accomplish the goals established by the Company and shall comply with all applicable laws in connection with the performance of the Agreement. It is understood and agreed that the Consultant is not a finder or broker and that he is not being compensated as such hereunder.

         5. CONSULTING SERVICE COMPENSATION. See attached Schedule "A".

         6. NATURE OF ENGAGEMENT. The Consultant is being engaged by the
Company as an independent contractor and shall be responsible for payment of his own taxes. Nothing in this Agreement shall be construed so as to create an employer-employee relationship between the parties.

         7. EXPENSES. Upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing his duties in connection with this Agreement. The Consultant shall be required to receive authorization for expenses from the Chief Operating Officer of the Company.

         8. NOTICES. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Fedex [or such similar courier], telegram or receipted hand delivery at the following addresses [or other addresses designated by proper notice]:

                  AS TO THE COMPANY:        NORTH AMERICAN RESORTS, INC.
                                            315 East Robinson Street
                                            Suite 190
                                            Orlando, Florida  32801

                  AS TO THE CONSULTANT:     MAX  P. CAWAL
                                            8731 Fernwicke Court
                                            Orlando, Florida 32819

Any notice otherwise delivered shall be deemed given when actually received by recipient.

         9. MISCELLANEOUS PROVISIONS:

                  a. GOVERNING LAW: This Agreement shall be governed by, interpreted and enforced in accordance with the Laws of the State of Florida.

                  b. WAIVER: The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.

                  c. ENTIRE AGREEMENT: This instrument contains the entire Agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

                  d. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

                  e. DAYS: Reference in this Agreement to "day" or "days" refers to calendar days, but if a referenced date falls on a Saturday, Sunday or Federal holiday, it will be deemed to fall on the next calendar day that is not a Saturday, Sunday or Federal holiday.

                  f. CONFIDENTIALITY: Except as may otherwise be required by Law, the provisions of this Agreement shall remain strictly confidential. To the extent permitted by the Law, the Board of Directors of the Company shall ensure that no person other than Members of the Board of Directors of the Company and appropriate Officers of the Company are made aware of the terms of this Agreement. In addition, neither the Company nor the Consultant shall, either directly or indirectly through their respective Officers, Directors, Employees, Shareholders, Partners, Joint Ventures, Agents, Consultant, Contractor, Affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

                 g. SPECIFIC PERFORMANCE: Strict compliance shall be required with each and every provision of this Agreement. The parties hereto agree that breach of this Agreement shall result in irreparable damage, and that specific performance of these obligations may be obtained.

                  h. ADDITIONAL DOCUMENTS: The Company agrees to execute such other documents and agreements to effectuate the purposes of this Agreement, as the Consultant may request from time to time.

                  i. ASSIGNMENTS: The obligation of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issueable to him pursuant to this Agreement shall instead be paid or issued to another person.

                  j. COUNTERPARTS: This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

                  k. FACSIMILE SIGNATURES: The parties may execute this Agreement by facsimile, which signature[s] shall be deemed an original and binding upon such party.

                  l. SEVERABILITY: If any term, condition or provision of this Agreement or the application thereof to any party of circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of their Agreeemnt shall be valid and enforceable to the fullest extent permitted by the Law.

                  m. DISPUTE PROCEDURE: Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Orlando, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association. We further agree that we will abide by and perform any award rendered by the Arbitrator[s] and that judgment upon any such award may be in any court, State or Federal, having any arbitration demand, service of process, notice of motion or other application the court or any Judge thereof may be served by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

                  n. BOARD OF DIRECTORS: Except as expressly provided otherwise in the Agreement, reference to the actions, determinations or similar occurrences by the Company shall mean the action, decisions or determination of its Board of Directors.

                  o. AUTHORITY: The Company hereby represents and warrants that the person executing this Agreement on its behalf is duly authorized to do so that the execution of the Agreement has been duly approved by the Board of Directors of the Company, and that this Agreement is binding upon the Company. The Company hereby agrees to provide such documentation evidencing such authorization and approval as the Consultant may reasonably request, including, without limitation, written consents of the Board of Directors of the Company.

                  p. INDEMNITY: The Company agrees to indemnify and hold Consultant and his associates harmless from and against all losses, claims, damages, liabilities, costs or expenses arising out of entering into or performing services under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                   NORTH AMERICAN RESORTS, INC.

                              BY
                                   -------------------------------------
                                   Tom Arrigoni / Senior Consultant


                                   MAX P. CAWAL

                                   -------------------------------------